Exhibit 99.1

Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
archcapgroup.com

PRESS RELEASE

ARCH CAPITAL GROUP LTD. ANNOUNCES LOSS ESTIMATES AND OTHER INFORMATION RELATED TO COVID-19 PANDEMIC

•	Estimated pre-tax net losses of $85 million to $95 million across property casualty insurance and reinsurance segments, for exposure to COVID-19 global pandemic claims as of March 31, 2020.

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Estimated pre-tax net losses of $40 million to $50 million in the mortgage segment, as a result of financial stress due to the COVID-19 global pandemic. These incurred losses are largely a result of our loss reserving selections being set at the higher end of our range of indications across the mortgage segment as of March 31, 2020.

•	Net investment income on the investment portfolio to be approximately $110 million to $115 million in the 2020 first quarter.

•	Total return on core investment portfolio (excluding Watford) is expected to be in the range of -0.65% to -0.95%.

PEMBROKE, BERMUDA, April 15, 2020 - On March 11, 2020, the World Health Organization declared a pandemic in relation to the outbreak of COVID-19. The outbreak is causing unprecedented social disruption, global economic volatility, reduced liquidity of capital markets and intervention by various governments around the world. Arch Capital Group Ltd. [NASDAQ: ACGL; “the Company”] expects impacts on incurred losses and premium volumes on its business given increased market volatility and uncertainty.
The Company has established a range of pre-tax losses across its property casualty insurance and reinsurance segments of $85 million to $95 million for claims incurred due to the pandemic as of March 31, 2020, net of reinsurance recoveries and reinstatement premiums.
The Company has also established a range of pre-tax net losses from $40 million to $50 million for its entire mortgage segment as a result of the financial stress created by the global pandemic. Incurred losses for the mortgage segment are largely a result of our loss reserve selections being set at the higher end of our range of indications. Pursuant to GAAP, our estimates are based only on reported delinquencies as of March 31, 2020 for our U.S. primary mortgage insurance operations. The Company is not aware of any reported delinquencies being directly the result of recent events as of the end of the first quarter.
At this time, there are significant uncertainties surrounding the ultimate number of claims and scope of damage resulting from this pandemic. The Company’s estimates across its insurance, reinsurance, and mortgage segments are based on currently available information derived from modeling techniques, including that of our proprietary economic models related to the housing and mortgage insurance markets, preliminary claims information obtained from the Company’s clients and brokers, a review of relevant in-force contracts with potential exposure to the pandemic and estimates of reinsurance recoverables. These estimates include losses only related to claims incurred as of March 31, 2020. Actual losses from these events may vary materially from the estimates due to several factors, including the inherent uncertainties in making such determinations and the evolving nature of this pandemic. The loss estimates exclude the impact of the pandemic on the operating results of Watford Holdings Ltd. (“Watford”). Pursuant to GAAP, the Company consolidates the results of Watford in its financial statements, although it only owns approximately 13% of Watford’s outstanding common equity.
Global financial markets experienced extreme volatility in interest rates, credit spreads and equity markets during the first quarter of 2020 as the pandemic materialized. The Company expects to report net investment income of $110 million to $115 million for the first quarter of 2020. In addition, total return on its core investment portfolio (excluding Watford) is expected to be in the range of -0.65% to -0.95%. This range is preliminary and is subject to change as analyses of investment returns are finalized. Total return includes net investment income in addition to net realized gains and losses, changes in unrealized gains and losses and equity in the net income or losses of investment funds accounted for using the equity method.
About Arch Capital Group Ltd.

Arch Capital Group Ltd., a Bermuda-based company with approximately $13.23 billion in capital at December 31, 2019, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including pandemics such as COVID-19; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission (“SEC”).
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures as defined by Regulation G of the rules of the SEC. These non-GAAP financial measures, such as total return, are not in accordance with, nor are they a substitute for, GAAP measures. The Company believes these non-GAAP measures provide users of its financial information meaningful and useful insight in evaluating the performance of the Company. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, the comparable GAAP measures. Please refer to the Company’s Form 10-K filed with the SEC for further discussion of non-GAAP measures.
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Contact:    Arch Capital Group Ltd.
François Morin
(441) 278-9250

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